Date and Time: November 22, 2006 01:52 PM Pacific Time

Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.bc.ca	Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	November 25, 2004 02:06 PM Pacific Time

Alteration Date and Time:	Notice of Articles Altered on November 25, 2004 02:06 PM Pacific Time

NOTICE OF ALTERATION

Incorporation Number:	Name of Company:
BC0210187	TERYL GOLD INC.

Name Reservation Number:	Name Reserved:
NR6355836	TERYL RESOURCES CORP.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From:	To:
TERYL GOLD INC.	TERYL RESOURCES CORP.

PRE-EXISTING COMPANY PROVISIONS

The company has resolved that the Pre-existing Company Provisions no longer apply to this company.

BC0210187 Page: 1 of 2

ADD A RESOLUTION DATE:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

New Resolution Date:

November 15, 2004

BC0210187 Page: 2 of 2

DUPLICATE

BRITISH COLUMBIA

Number: BC0210187

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that TERYL GOLD INC. changed its name to TERYL RESOURCES CORP. on November 25, 2004 at 02:06 PM Pacific Time.

Issued under my hand at Victoria, British Columbia
On November 25, 2004

JOHN S. POWELL
Registrar of Companies
Province of British Columbia
Canada